News Release
From Nuance Communications
For Immediate Release
Contacts:

For Investors and Press	For Press
Richard Mack	Erica Hill
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: erica.hill@nuance.com
Nuance Announces Preliminary Fiscal Fourth Quarter Results
Organic Growth Exceeding 30 Percent Driven by Strong Performance in Speech Business
and Successful Launch of ScanSoft OmniPage 15
BURLINGTON, Mass., November 16, 2005 — Nuance Communications, Inc. (Nasdaq: SSFT), formerly ScanSoft, Inc., today announced preliminary financial results above its previously provided guidance for its fourth fiscal quarter, ended September 30, 2005. Nuance issued the preliminary results in advance of its formal earnings announcement in December, as the Company completes the purchase accounting for its recent acquisition. These preliminary results are subject to revision until the Company reports its final fiscal fourth quarter results. On October 18, 2005, the Company changed its name from ScanSoft, Inc. to Nuance Communications, Inc., and on November 21, 2005 will begin trading under the ticker symbol “NUAN”.
Based on preliminary financial data, Nuance expects fiscal fourth quarter 2005 revenues between $60 million and $62 million and a GAAP loss between $(0.06) and $(0.05) per share. These GAAP figures include revenues and expenses associated with the acquisition of the former Nuance for the period following September 16, 2005, and include approximately $8 million of Nuance-related restructuring and non-cash tax valuation charges.
In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Based on preliminary financial data, Nuance expects non-GAAP fiscal fourth quarter 2005 revenues between $58.5 million and $60 million and non-GAAP earnings between $0.05 and $0.06 per share. These non-GAAP figures exclude revenues and expenses associated with the acquisition of the former Nuance for the period following September 16, 2005, the Nuance-related restructuring and non-cash tax valuation charges of approximately $8 million and, as applicable, non-cash taxes and interest, amortization of intangible assets, non-cash stock-based compensation, and restructuring and other charges. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measure.
The Company disclosed that organic revenue growth in the quarter, excluding revenues from ART, MedRemote, the former Nuance, Phonetic Systems and Rhetorical, was more than 30 percent above the period ending September 30, 2004. Revenue growth was consistently strong across most of the Company’s major product lines. Total operating expenses in the quarter ran approximately $1 million above expectations. Lower than planned research and development expenses were more than offset by higher than anticipated year-end commissions and incentives, costs associated with the Company’s re-branding from Scansoft to Nuance and third-party expenses associated with Sarbanes-Oxley 404 compliance, which exceeded $1 million in the quarter.
Expectations for the Fiscal Year 2006
Nuance today reiterated its previous fiscal year 2006 guidance of revenue in the range of $315 million to $325 million and non-GAAP earnings between $0.29 and $0.31 per diluted share. Due to the ongoing implementation of Statement of Financial Accounting Standards 123R and the uncertainties related to the magnitude of Nuance’s equity-based compensation expense during fiscal year 2006, the Company is not able to estimate at this time the impact of the equity-based compensation expense on its GAAP earnings per share for fiscal year 2006. As such, a comparable GAAP measure and reconciliation of GAAP to the forward-looking non-GAAP earnings per share is not yet available. Excluding the impact of the equity-based compensation expense on its earnings per share for fiscal year 2006, Nuance earnings per share are estimated to be between $0.14 and $0.16 per share. Non-GAAP earnings per diluted share should not be considered as a substitute for earnings per share determined in accordance with GAAP.
Nuance will discuss expectations for its first fiscal quarter of 2006 during its quarterly conference call. The Company reminds investors as they form their estimations that historical experience suggests that material revenues are lost in the first two quarters following an acquisition owing to purchase accounting and other factors. Investors should also note that because of Nuance’s focus on Sarbanes-Oxley 404 compliance in the fourth quarter, G&A headcount reductions associated with the acquisition are occurring late in the first fiscal quarter 2006.
Nuance to Announce Final Fourth Quarter and Fiscal Year 2005 Earnings on December 6, 2005
On Tuesday, December 6, 2005, Nuance will announce final results for its fiscal fourth quarter and full-year 2005 after the market close. In conjunction with the announcement, Nuance will broadcast its quarterly conference call over the Internet at 4:30 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 230-1074 or (612) 288-0318 five minutes prior to the call and referencing conference code 804112. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 804112.
About Nuance Communications, Inc.
Nuance (Nasdaq: SSFT) is the leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
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Trademark reference: Nuance, the Nuance logo, ScanSoft and OmniPage are registered trademarks or trademarks of Nuance Communications, Inc. in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.

ScanSoft, Inc.
Reconciliation of Supplemental Financial Information
(in 000’s, except per share amounts)
Unaudited
Preliminary Results for Revenue and Net Income Per Share
Fiscal Fourth Quarter 2005

	Three months ended
	September 30, 2005
	Low	High
GAAP Total revenue	$60,000	$62,000
Nuance revenue	$(1,500)	$(2,000)
Total Non-GAAP revenue	$58,500	$60,000

GAAP net income (loss), per share	$(0.06)	$(0.05)
Cost of revenue from amortization of intangible assets, per share	$0.01	$0.01
Amortization of intangible assets, per share	$0.01	$0.01
Stock based compensation, per share	$0.01	$0.01
Restructuring and other charges, per share	$0.04	$0.04
Nuance stub period expense, per share	$0.01	$0.01
Non-cash interest expense, per share	$0.00	$0.00
Non-cash taxes, per share	$0.03	$0.03

Non-GAAP net income, per share	$0.05	0.06

Shares used in computing non-gaap net income (loss) per share:

Weighted average common shares: basic	118,000	118,000

Weighted average common and common equivalent shares: diluted	128,000	128,000

Fiscal Year 2006
Net Income Per Share Guidance

	Twelve months ended
	September 30, 2006
	Low	High
Total revenue	$315,000	$325,000

GAAP net income (loss), per share	$0.14	$0.16
Cost of revenue from amortization of intangible assets, per share	$0.05	$0.05
Amortization of intangible assets, per share	$0.05	$0.05
Stock based compensation, per share	$—	$—
Non-cash interest expense, per share	$0.00	$0.00
Non-cash taxes, per share	$0.05	$0.05

Non-GAAP net income, per share	0.29	0.31

Shares used in computing non-GAAP net income (loss) per share:

Weighted average common and common equivalent shares: diluted	178,000	178,000

This press release and the reconciliation contained herein disclose certain financial measures that may be considered non-GAAP financial measures because they exclude, as applicable, non-cash taxes, the amortization of intangible assets, non-cash stock-based compensation and restructuring charges. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Management believes that these non-GAAP financial measures present a useful measure of our operating performance because they exclude identified non-cash and restructuring charges. Management uses these measures for evaluating historical performance and for forecasting and planning for future periods. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. Except as described below, the non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.
Due to the ongoing implementation of Statement of Financial Accounting Standards 123R and the uncertainties related to the magnitude of Nuance’s equity-based compensation expense during fiscal 2006, the Company is not able to estimate at this time the impact of the equity-based compensation expense on its earnings per share for fiscal year 2006. As such, a comparable GAAP measure and reconciliation of GAAP to the forward-looking non-GAAP earnings per share is not available at this time. Nuance has, however, provided reconciling information to the extent such information is currently available. Non-GAAP earnings per diluted share should not be considered as a substitute for earnings per share determined in accordance with GAAP.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
Statements in this document regarding Nuance’s preliminary fiscal fourth quarter financial results, Nuance’s expectations for fiscal 2006, the future demand for, performance of, and opportunities for growth in Nuance’s speech solutions and productivity applications; the growth of the speech industry and the demand for speech solutions; the continued strength of existing products, services and relationships as well as the introduction of new products, services and relationships, the integration planning efforts, and any other statements about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance’s to successfully integrate operations and employees; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s Annual Report on Form 10K for the year ended September 30, 2004 and Nuance’s most recent quarterly report filed with the SEC. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.